Exhibit 3.7

AMENDED AND RESTATED ARTICLES OF INCORPORATION

OF

ALLRECIPES.COM, INC.

Pursuant to RCW 23B.10.070, the following Amended and Restated Articles of Incorporation are hereby submitted for filing:

1. The name of the corporation is Allrecipes.com, Inc.

2. The text of this corporation’s Amended and Restated Articles of Incorporation is as follows:

ARTICLE I

NAME

The name of the corporation is Allreeipes.com, Inc.

ARTICLE II

REGISTERED OFFICE AND AGENT

The address of the registered office of Allrecipes.com, Inc. (the “Corporation”) is 520 Pike Street, Seattle, Washington 98101, and the name of the registered agent at such address is CT Corporation.

ARTICLE III

PURPOSE

The Corporation is organized for the purposes of transacting any and all lawful business for which a corporation may be incorporated under the Washington Business Corporation Act, Title 23B of the Revised Code of Washington, now or hereafter in force (the “Act”).

ARTICLE IV

CAPITAL SHARES

4.1 Authorized Shares. The total number of shares of stock that the Corporation shall have authority to issue is 100 shares of common stock, no par value (“Common Stock”). Except as otherwise provided in accordance with these Articles of Incorporation, the Common Stock shall have unlimited voting rights, with each share being entitled to one vote, and the rights to receive the net assets of the Corporation upon dissolution, with each share participating on a pro rata basis.

ARTICLE V

NO PREEMPTIVE RIGHTS

Shareholders of the Corporation have no preemptive rights to acquire additional shares of stock or securities convertible into shares of stock issued by the Corporation.

ARTICLE VI

DIRECTORS

6.1 Number. The number of directors of the Corporation shall be fixed in the manner specified by the bylaws of the Corporation.

6.2 Vacancies. Vacancies and newly created directorships resulting from any increase in the authorized number of directors shall be filled only by a majority of the directors then in office, although less than a quorum, or by a sole remaining director, unless for any reason there are no directors in office in which case they shall be filled by a special election by shareholders.

ARTICLE VII

ELECTION OF DIRECTORS

Shareholders of the Corporation shall not have the right to cumulate votes in the election of directors.

ARTICLE VIII

SPECIAL SHAREHOLDER MEETINGS

Special meetings of the shareholders of the Corporation for any purpose or purposes may be called at any time by the Board of Directors, or by a committee of the Board of Directors which has been duly designated by the Board of Directors and whose powers and authority, as provided in a resolution of the Board of Directors or in the bylaws of the Corporation, include the power to call such meetings, but such special meetings may not be called by any other person or persons.

ARTICLE IX

AMENDMENT OF BYLAWS

In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to make, adopt, repeal, alter, amend, and rescind the bylaws of the Corporation by a resolution adopted by a majority of the directors.

ARTICLE X

LIMITATION OF DIRECTOR LIABILITY

A director of the Corporation shall not be personally liable to the Corporation or its shareholders for monetary damages for conduct as a director, except for;

(a)	Acts or omissions involving intentional misconduct by the director or a knowing violation of law by the director.

(b)	Conduct violating Section 23B.08.310 of the Act (which involves distributions by the Corporation); or

(c)	Any transaction from which the director will personally receive a benefit in money, property, or services to which the director is not legally entitled.

If the Washington Business Corporation Act is amended to authorize corporate action further eliminating or limiting the personal liability of directors, than the liability of a director of the Corporation shall be eliminated or limited to the fullest extent not prohibited by the WBCA, as so amended. The provisions of this Article shall be deemed to be a contract with each Director of the Corporation who serves as such at any time while such provisions are in effect, and each such Director shall be deemed to be serving as such in reliance on the provisions of this Article. Any repeal or modification of the foregoing paragraph by the shareholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation with respect to any acts or omissions of such director occurring prior to such repeal or modification.

ARTICLE XI

MERGERS, SHARE EXCHANGES, AND OTHER TRANSACTIONS

A merger, share exchange, sale of substantially all of the Corporation’s assets, or dissolution must be approved by the affirmative vote of a majority of the Corporation’s outstanding shares entitled to vote, or if separate voting by voting groups is required then by not less than a majority of all the votes entitled to be cast by that voting group.

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ARTICLE XII

INDEMNIFICATION

12.1 Definitions. As used in this Article:

a. “Agent” means an individual who is or was an agent of the Corporation or an individual who, while an agent of the Corporation, is or was serving at the Corporation’s request as a director, officer, partner, trustee, employee, or agent of another foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan, or other enterprise. “Agent” includes, unless the context requires otherwise, the spouse, heirs, estate and personal representative of an agent.

b. “Corporation” means the Corporation, and any domestic or foreign predecessor entity which, in a merger or other transaction, ceased to exist.

c. “Director” means an individual who is or was a director of the Corporation or an individual who, while a director of the Corporation, is or was serving at the Corporation’s request as a director, officer, partner, trustee, employee, or agent of another foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan or other enterprise. “Director” includes, unless the context requires otherwise, the spouse, heirs, estate and personal representative of a director.

d. “Employee” means an individual who is or was an employee of the Corporation or an individual, while an employee of the Corporation, is or was serving at the Corporation’s request as a director, officer, partner, trustee, employee, or agent of another foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan, or other enterprise, “Employee” includes, unless the context requires otherwise, the spouse, heirs, estate and personal representative of an employee.

e. “Expenses” include counsel fees.

f. “Indemnitee” means an individual made a party to a proceeding because the individual is or was a Director, Officer, Employee, or Agent of the Corporation, and who possesses indemnification rights pursuant to these Articles or other corporate action. “Indemnitee” includes, unless the context requires otherwise, the spouse, heirs, estate, and personal representative of such individuals.

g. “Liability” means the obligation to pay a judgment, settlement penalty, fine, including an excise tax with respect to an employee benefit plan, or reasonable Expenses incurred with respect to a proceeding.

h. “Officer” means an individual who is or was an officer of the Corporation (regardless of whether or not such individual was also a Director) or an individual who, while an officer of the Corporation, is or was serving at the Corporation’s request as a director, officer, partner, trustee, employee, or agent of another foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan, or other enterprise. “Officer” includes, unless the context requires otherwise, the spouse, heirs, estate and personal representative of an officer.

i. “Party” includes an individual who was, is, or is threatened to be named a defendant, respondent or witness in a proceeding.

j. “Proceeding” means any threatened, pending, or completed action, suit, or proceeding, whether civil, derivative, criminal, administrative, or investigative, and whether formal or informal.

12.2 Indemnification Rights of Directors and Officers. The Corporation shall indemnify its Directors and Officers to the full extent not prohibited by applicable law now or hereafter in force against liability arising out of a Proceeding to which such individual was made a Party because the individual is or was a Director or an Officer. However, such indemnity shall not apply on account of:

(a)	Acts or omissions of a Director or Officer finally adjudged to be intentional misconduct or a knowing violation of law;

(b)	Conduct of a Director or Officer finally adjudged to be in violation of Section 23B.08.310 of the Act relating to distributions by the Corporation; or

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(c)

Any transaction with respect to which it was finally adjudged that a Director or Officer personally received a benefit in money, property, or services to which the Director or Officer was not legally entitled.

Subject to the foregoing, it is specifically intended that Proceedings covered by indemnification shall include Proceedings brought by the Corporation (including derivative actions), Proceedings by government entities and governmental officials or other third party actions.

12.3 Indemnification of Employees and Agents of the Corporation. The Corporation may, by action of its Board of Directors from time to time, provide indemnification and pay Expenses in advance of the final disposition of a Proceeding to Employees and Agents of the Corporation who are not also Directors, in each case to the same extent as to a Director with respect to the indemnification and advancement of Expenses pursuant to rights granted under, or provided by, the Act or otherwise.

12.4 Partial Indemnification. If an Indemnitee is entitled to indemnification by the Corporation for some or a portion of Expenses, liabilities, or losses actually and reasonably incurred by Indemnitee in an investigation, defense, appeal or settlement but not, however, for the total amount thereof, the Corporation shall nevertheless indemnify Indemnitee for the portion of such Expenses, liabilities or losses to which Indemnitee is entitled.

12.5 Procedure for Seeking Indemnification and/or Advancement of Expenses. The following procedures shall apply in the absence of (or at the option of the Indemnitee, in lieu thereof) specific procedures otherwise applicable to an Indemnitee pursuant to a contract, trust agreement, or general or specific action of the Board of Directors:

12.5.1 Notification and Defense of Claim. Indemnitee shall promptly notify the Corporation in writing of any proceeding for which indemnification could be sought under this Article. In addition, Indemnitee shall give the Corporation such information and cooperation as it may reasonably require and as shall be within Indemnitee’s power.

With respect to any such proceeding as to which Indemnitee has notified the Corporation:

(a)	The Corporation will be entitled to participate therein at its own expense; and

(b)

Except as otherwise provided below, to the extent that it may wish, the Corporation, jointly with any other indemnifying party similarly notified, will be entitled to assume the defense thereof, with counsel satisfactory to Indemnitee. Indemnitee’s consent to such counsel may not be unreasonably withheld.

After notice from the Corporation to Indemnitee of its election to assume the defense, the Corporation will not be liable to Indemnitee under this Article for any legal or other Expenses subsequently incurred by Indemnitee in connection with such defense. However, Indemnitee shall continue to have the right to employ its counsel in such proceeding, at Indemnitee’s expense; and if:

(i)	The employment of counsel by Indemnitee has been authorized by the Corporation;

(ii)	Indemnitee shall have reasonably concluded that there may be a conflict of interest between the Corporation and Indemnitee in the conduct of such defense; or

(iii)	The Corporation shall not in fact have employed counsel to assume the defense of such proceeding, the fees and Expenses of Indemnitee’s counsel shall be at the expense of the Corporation.

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The Corporation shall not be entitled to assume the defense of any proceeding brought by or on behalf of the Corporation or as to which Indemnitee shall reasonably have made the conclusion that a conflict of interest may exist between the Corporation and the Indemnitee in the conduct of the defense.

12.5.2 Information to be Submitted and Method of Determination and Authorization of indemnification. For the purpose of pursuing rights to indemnification under this Article, the Indemnitee shall submit to the Board a sworn statement requesting indemnification and reasonable evidence of all amounts for which such indemnification is requested (together, the sworn statement and the evidence constitute an “Indemnification Statement”).

Submission of an Indemnification Statement to the Board shall create a presumption that the Indemnitee is entitled to indemnification hereunder, and the Corporation shall, within sixty (60) calendar days thereafter, make the payments requested in the Indemnification Statement to or for the benefit of the Indemnitee, unless: (1) within such sixty (60) calendar day period it shall be determined by the Corporation that the Indemnitee is not entitled to indemnification under this Article; (2) such determination shall be based upon clear and convincing evidence (sufficient to rebut the foregoing presumption); and (3) the Indemnitee shall receive notice in writing of such determination, which notice shall disclose with particularity the evidence upon which the determination is based.

The foregoing determination may be made: (1) by the Board of Directors by majority vote of a quorum of Directors who are not at the time parties to the proceedings; (2) if a quorum cannot be obtained, by majority vote of a committee duly designated by the Board of Directors (in which designation Directors who are parties may participate) consisting solely of two (2) or more Directors not at the time parties to the proceeding; (3) by special legal counsel; or (4) by the shareholders as provided by Section 23B.08.550 of the Act.

Any determination that the Indemnitee is not entitled to indemnification, and any failure to make the payments requested in the Indemnification Statement, shall be subject to judicial review by any court of competent jurisdiction.

12.5.3 Special Procedure Regarding Advance for Expenses. An Indemnitee seeking payment of Expenses in advance of a final disposition of the proceeding must furnish the Corporation, as part of the Indemnification Statement:

(a)	A written affirmation of the Indemnitee’s good faith belief that the Indemnitee has met the standard of conduct required to be eligible for indemnification; and

(b)

A written undertaking, constituting an unlimited general obligation of the Indemnitee, to repay the advance if it is ultimately determined that the Indemnitee did not meet the required standard of conduct.

Upon satisfaction of the foregoing the Indemnitee shall have a contractual right to the payment of such Expenses.

12.5.4 Settlement. The Corporation is not liable to indemnify Indemnitee for any amounts paid in settlement of any proceeding without the Corporation’s written consent. The Corporation shall not settle any proceeding in any manner which would impose any penalty or limitation on Indemnitee without Indemnitee’s written consent. Neither the Corporation nor Indemnitee may unreasonably withhold its consent to a proposed settlement.

12.6. Contract and related rights.

12.6.1 Contract Rights. The right of an Indemnitee to indemnification and advancement of Expenses is a contract right upon which the Indemnitee shall be presumed to have relied in determining to serve or to continue to serve in his or her capacity with the Corporation. Such right shall continue as long as the Indemnitee shall be subject to any possible proceeding. Any amendment to or repeal of this Article shall not adversely affect any right or protection of an Indemnitee with respect to any acts or omissions of such Indemnitee occurring prior to such amendment or repeal.

12.6.2 Optional Insurance, Contracts, and Funding. The Corporation may:

(a)

Maintain insurance, at its expense, to protect itself and any Indemnitee against any liability, whether or not the Corporation would have power to indemnify the individual against the same liability under Section 23B.08.5 10 or .520 of the Act;

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(b)	Enter into contracts with any Indemnitee in furtherance of this Article and consistent with the Act; and

(c)

Create a trust fund, grant a security interest, or use other means (including without limitation a letter of credit) to ensure the payment of such amounts as may be necessary to effect indemnification as provided in this Article.

12.6.3 Severability. If any provision or application of this Article shall be invalid or unenforceable, the remainder of this Article and its remaining applications shall not be affected thereby, and shall continue in full force and effect.

12.6.4 Right of Indemnitee to Bring Suit. If (1) a claim under this Article for indemnification is not paid in full by the Corporation within sixty (60) days after a written claim has been received by the Corporation; or (2) a claim under this Article for advancement of Expenses is not paid in full by the Corporation within twenty (20) days after a written claim has been received by the Corporation, then the Indemnitee may, but need not, at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim. To the extent successful in whole or in part, the Indemnitee shall be entitled to also be paid the expense (to be proportionately prorated if the Indemnitee is only partially successful) of prosecuting such claim. Neither (1) the failure of the Corporation (including its Board of Directors, its shareholders, or independent legal counsel) to have made a determination prior to the commencement of such proceeding that indemnification or reimbursement or advancement of Expenses to the Indemnitee is proper in the circumstances; nor (2) an actual determination by the Corporation (including its Board of Directors, its shareholders, or independent legal counsel) that the Indemnitee is not entitled to indemnification or to the reimbursement or advancement of Expenses, shall be a defense to the proceeding or create a presumption that the Indemnitee is not so entitled,

12.6.5 Nonexclusivity of Rights. The right to indemnification and the payment of Expenses incurred in defending a Proceeding in advance of its final disposition granted in this Article shall not be exclusive of any other right which any Indemnitee may have or hereafter acquire under any statute, provision of this Article or the bylaws, agreement, vote of shareholders or disinterested directors, or otherwise. The Corporation shall have the express right to grant additional indemnity without seeking further approval or satisfaction by the shareholders. All applicable indemnity provisions and any applicable law shall be interpreted and applied so as to provide an Indemnitee with the broadest but nonduplicative indemnity to which he or she is entitled.

12.7 Contribution. If the indemnification provided in Section 12.2 of this Article is not available to be paid to Indemnitee for any reason other than those set forth in subparagraphs 12.2(a), 12.2(b), and 12.2(c) of Section 12.2 of this Article (for example, because indemnification is held to be against public policy even though otherwise permitted under Section 12.2) then in respect of any proceeding in which the Corporation is jointly liable with Indemnitee (or would be if joined in such proceeding), the Corporation shall contribute to the amount of loss paid or payable by Indemnitee in such proportion as is appropriate to reflect:

The relative benefits received by the Corporation on the one hand and the Indemnitee on the other hand from the transaction from which such proceeding arose, and

The relative fault of the Corporation on the one hand and the Indemnitee on the other hand in connection with the events which resulted in such loss, as well as any other relevant equitable consideration.

The relative benefits received by and fault of the Corporation on the one hand and the Indemnitee on the other shall be determined by a court of appropriate jurisdiction (which may be the same court in which the proceeding took place) with reference to, among other things, the parties’ relative intent, knowledge, access to information, and opportunity to correct or prevent the circumstances resulting in such loss. The Corporation agrees that it would not be just and equitable if a contribution pursuant to this Article was determined by pro rata allocation or any other method of allocation which does not take account of the foregoing equitable considerations.

12.8.2 Lack of good Faith. Instituted by Indemnitee to enforce or interpret this Article, if a court of competent jurisdiction determines that each of the material assertions made by Indemnitee in such proceeding was not made in good faith or was frivolous.

12.8.3 Insured Claims. For which any of the Expenses or liabilities for indemnification is being sought have been paid directly to Indemnitee by an insurance carrier under a policy of officers’ and directors’ liability insurance maintained by the Corporation.

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12.8.4 Prohibited by Law. If the Corporation is prohibited by the Act or other applicable law as then in effect from paying such indemnification and/or advancement of Expenses.

12.9 Successors and Assigns. All obligations of the Corporation to indemnify any Director or Officer shall be binding upon all successors and assigns of the Corporation (including any transferee of all or substantially all of its assets and any successor by merger or otherwise by operation of law). The Corporation shall not effect any sale of substantially all of its assets, merger, consolidation, or other reorganization, in which it is not the surviving entity, unless the surviving entity agrees in writing to assume all such obligations oldie Corporation.

ARTICLE XIII

CORPORATION’S ACQUISITION OF ITS OWN SHARES

The Corporation may purchase, redeem, receive, take or otherwise acquire, own and hold, sell, lend, exchange, transfer or otherwise dispose of, pledge, use and otherwise deal with and in its own shares. As a specific modification of Section 23B.06.310 of the Act, pursuant to the authority in Section 23B.02.020(5)(c) of the Act, to include provisions related to the management of the business and the regulation of the affairs of the Corporation, shares of the Corporation’s stock acquired by it pursuant to this Article shall be considered “Treasury Stock” and so held by the Corporation. The shares so acquired by the Corporation shall not be considered as authorized and unissued but rather as authorized, issued, and held by the Corporation. The shares, so acquired shall not be regarded as cancelled or as a reduction to the authorized capital of the Corporation unless specifically so designated by the Board of Directors in an amendment to these Articles of Incorporation. The provisions of this Article do not alter or effect the status of the Corporation’s acquisition of its shares as a “distribution” by the Corporation as defined in Section 23B.01.400(6) of the Act, nor alter or effect the limitations on distributions by the Corporation as set forth in Section 23B.06.400 of the Act. Any shares so acquired by the Corporation, unless otherwise specifically designated by the Board of Directors, at the time of acquisition, shall be considered on subsequent disposition, as transferred rather than reissued. Nothing in this Article limits or restricts the right of the Corporation to resell or otherwise dispose of any of its shares previously acquired for such consideration and according to such procedures as established by the Board of Directors.

The undersigned has signed these Amended and Restated Articles of Incorporation as of April 20, 2006.

/s/ Clifford H.R. Dupree
Clifford H.R. Dupree
Secretary

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CONSENT TO APPOINTMENT AS REGISTERED AGENT

CT Corporation hereby consents to serve as registered agent in the State of Washington for the following corporation: Allrecipes.com, Inc. CT Corporation understands that as agent for the corporation, it will be its responsibility to accept service in the name of the corporation, to forward all mail and license renewals to the appropriate officer(s) of the corporation, and to notify the Office of the Secretary of State immediately of its resignation or of any changes in the address of the registered office of the corporation for which it is agent.

Dated: 4-20-06

CT CORPORATION

By:	/s/ Ruth [illegible]
, its Vice President

Address: 520 Pike Street
Seattle, WA 98101

CERTIFICATE ACCOMPANYING

AMENDED AND RESTATED

ARTICLES OF INCORPORATION

OF

ALLRECIPES.COM, INC.

The Amended and Restated Articles of Incorporation contain amendments to the corporation’s existing Amended and Restated Articles of Incorporation requiring shareholder approval as described below.

1. The name of the corporation is Allrecipes.com, Inc.

2. The existing Amended and Restated Articles of Incorporation of the corporation are amended in their entirety to read as set forth on Exhibit A attached hereto.

3. The date of the adoption of the amendments by the shareholders of the corporation is April 20, 2006. The amendments were approved by the sole shareholder of the corporation in accordance with the provisions of RCW 23B.10.030 and RCW 23B.10.040. Such approval was obtained by unanimous written consent in accordance with RCW 23B.07.040.

Executed this 20th day of April, 2006.

ALLRECIPES.COM, INC.

By:	/s/ Clifford H.R. DuPree
Clifford H.R. Dupree, Secretary

EXHIBIT A

Amended and Restated

Articles of Incorporation of Allrecipes.com. Inc.

AMENDED AND RESTATED ARTICLES OF INCORPORATION

OF

ALLRECIPES.COM, INC.

Pursuant to RCW 23B.10.070, the following Amended and Restated Articles of Incorporation are hereby submitted for filing:

1. The name of the corporation is Allrecipes.com, Inc.

2. The text of this corporation’s Amended and Restated Articles of Incorporation is as follows:

ARTICLE I

NAME

The name of the corporation is Allrecipes.com, Inc.

ARTICLE II

REGISTERED OFFICE AND AGENT

The address of the registered office of Allrecipes.com, Inc. (the “Corporation”) is 999 Third Avenue, 4200 First Interstate Center, Seattle, Washington 98104, and the name of the registered agent at such address is Lisa E. Riveland.

ARTICLE III

PURPOSE

The Corporation is organized for the purposes of transacting any and all lawful business for which a corporation may be incorporated under the Washington Business Corporation Act, Title 23B of the Revised Code of Washington, now or hereafter in force (the “Act”).

ARTICLE IV

CAPITAL SHARES

4.1 Authorized Shares. The total number of shares of stock that the Corporation shall have authority to issue is 100 shares of common stock, no par value (“Common Stock”). Except as otherwise provided in accordance with these Articles of Incorporation, the Common Stock shall have unlimited voting rights, with each share being entitled to one vote, and the rights to receive the net assets of the Corporation upon dissolution, with each share participating on a pro rata basis.

ARTICLE V

NO PREEMPTIVE RIGHTS

Shareholders of the Corporation have no preemptive rights to acquire additional shares of stock or securities convertible into shares of stock issued by the Corporation.

ARTICLE VI

DIRECTORS

6.1 Number. The number of directors of the Corporation shall be fixed in the manner specified by the bylaws of the Corporation.

6.2 Vacancies. Vacancies and newly created directorships resulting from any increase in the authorized number of directors shall be filled only by a majority of the directors then in office, although less than a quorum, or by a sole remaining director, unless for any reason there are no directors in office in which case they shall be filled by a special election by shareholders.

ARTICLE VII

ELECTION OF DIRECTORS

Shareholders of the Corporation shall not have the right to cumulate votes in the election of directors.

ARTICLE VIII

SPECIAL SHAREHOLDER MEETINGS

Special meetings of the shareholders of the Corporation for any purpose or purposes may be called at any time by the Board of Directors, or by a committee of the Board of Directors which has been duly designated by the Board of Directors and whose powers and authority, as provided in a resolution of the Board of Directors or in the bylaws of the Corporation, include the power to call such meetings, but such special meetings may not be called by any other person or persons.

ARTICLE IX

AMENDMENT OF BYLAWS

In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to make, adopt, repeal, alter, amend, and rescind the bylaws of the Corporation by a resolution adopted by a majority of the directors.

ARTICLE X

LIMITATION OF DIRECTOR LIABILITY

A director of the Corporation shall not be personally liable to the Corporation or its shareholders for monetary damages for conduct as a director, except for:

(a)	Acts or omissions involving intentional misconduct by the director or a knowing violation of law by the director;

(b)	Conduct violating Section 23B.08.310 of the Act (which involves distributions by the Corporation); or

(c)	Any transaction from which the director will personally receive a benefit in money, property, or services to which the director is not legally entitled.

If the Washington Business Corporation Act is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent not prohibited by the WBCA, as so amended. The provisions of this Article shall be deemed to be a contract with each Director of the Corporation who serves as such at any time while such provisions are in effect, and each such Director shall be deemed to be serving as such in reliance on the provisions of this Article. Any repeal or modification of the foregoing paragraph by the shareholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation with respect to any acts or omissions of such director occurring prior to such repeal or modification.

ARTICLE XI

MERGERS, SHARE EXCHANGES, AND OTHER TRANSACTIONS

A merger, share exchange, sale of substantially all of the Corporation’s assets, or dissolution must be approved by the affirmative vote of a majority of the Corporation’s outstanding shares entitled to vote, or if separate voting by voting groups is required then by not less than a majority of all the votes entitled to be cast by that voting group.

ARTICLE XII

INDEMNIFICATION

12.1 Definitions. As used in this Article:

a. “Agent” means an individual who is or was an agent of the Corporation or an individual who, while an agent of the Corporation, is or was serving at the Corporation’s request as a director, officer, partner, trustee, employee, or agent of another foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan, or other enterprise. “Agent” includes, unless the context requires otherwise, the spouse, heirs, estate and personal representative of an agent.

b. “Corporation” means the Corporation, and any domestic or foreign predecessor entity which, in a merger or other transaction, ceased to exist.

c. “Director” means an individual who is or was a director of the Corporation or an individual who, while a director of the Corporation, is or was serving at the Corporation’s request as a director, officer, partner, trustee, employee, or agent of another foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan or other enterprise. “Director” includes, unless the context requires otherwise, the spouse, heirs, estate and personal representative of a director.

d. “Employee” means an individual who is or was an employee of the Corporation or an individual, while an employee of the Corporation, is or was serving at the Corporation’s request as a director, officer, partner, trustee, employee, or agent of another foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan, or other enterprise. “Employee” includes, unless the context requires otherwise, the spouse, heirs, estate and personal representative of an employee.

e. “Expenses” include counsel fees.

f. “Indemnitee” means an individual made a party to a proceeding because the individual is or was a Director, Officer, Employee, or Agent of the Corporation, and who possesses indemnification rights pursuant to these Articles or other corporate action. “Indemnitee” includes, unless the context requires otherwise, the spouse, heirs, estate, and personal representative of such individuals.

g. “Liability” means the obligation to pay a judgment, settlement penalty, fine, including an excise tax with respect to an employee benefit plan, or reasonable Expenses incurred with respect to a proceeding.

h. “Officer” means an individual who is or was an officer of the Corporation (regardless of whether or not such individual was also a Director) or an individual who, while an officer of the Corporation, is or was serving at the Corporation’s request as a director, officer, partner, trustee, employee, or agent of another foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan, or other enterprise. “Officer” includes, unless the context requires otherwise, the spouse, heirs, estate and personal representative of an officer.

i. “Party” includes an individual who was, is, or is threatened to be named a defendant, respondent or witness in a proceeding.

j. “Proceeding” means any threatened, pending, or completed action, suit, or proceeding, whether civil, derivative, criminal, administrative, or investigative, and whether formal or informal.

12.2 Indemnification Rights of Directors and Officers. The Corporation shall indemnify its Directors and Officers to the full extent not prohibited by applicable law now or hereafter in force against liability arising out of a Proceeding to which such individual was made a Party because the individual is or was a Director or an Officer. However, such indemnity shall not apply on account of:

(a)	Acts or omissions of a Director or Officer finally adjudged to be intentional misconduct or a knowing violation of law;

(b)	Conduct of a Director or Officer finally adjudged to be in violation of Section 23B.08.310 of the Act relating to distributions by the Corporation; or

(c)

Any transaction with respect to which it was finally adjudged that a Director or Officer personally received a benefit in money, property, or services to which the Director or Officer was not legally entitled.

Subject to the foregoing, it is specifically intended that Proceedings covered by indemnification shall include Proceedings brought by the Corporation (including derivative actions), Proceedings by government entities and governmental officials or other third party actions.

12.3 Indemnification of Employees and Agents of the Corporation. The Corporation may, by action of its Board of Directors from time to time, provide indemnification and pay Expenses in advance of the final disposition of a Proceeding to Employees and Agents of the Corporation who are not also Directors, in each case to the same extent as to a Director with respect to the indemnification and advancement of Expenses pursuant to rights granted under, or provided by, the Act or otherwise.

12.4 Partial indemnification. If an Indemnitee is entitled to indemnification by the Corporation for some or a portion of Expenses, liabilities, or losses actually and reasonably incurred by Indemnitee in an investigation, defense, appeal or settlement but not, however, for the total amount thereof, the Corporation shall nevertheless indemnify Indemnitee for the portion of such Expenses, liabilities or losses to which Indemnitee is entitled.

12.5 Procedure for Seeking Indemnification and/or Advancement of Expenses. The following procedures shall apply in the absence of (or at the option of the Indemnitee, in lieu thereof) specific procedures otherwise applicable to an Indemnitee pursuant to a contract, trust agreement, or general or specific action of the Board of Directors:

12.5.1 Notification and Defense of Claim. Indemnitee shall promptly notify the Corporation in writing of any proceeding for which indemnification could be sought under this Article. In addition, Indemnitee shall give the Corporation such information and cooperation as it may reasonably require and as shall be within Indemnitee’s power.

With respect to any such proceeding as to which Indemnitee has notified the Corporation:

(a)	The Corporation will be entitled to participate therein at its own expense; and

(b)

Except as otherwise provided below, to the extent that it may wish, the Corporation, jointly with any other indemnifying party similarly notified, will be entitled to assume the defense thereof, with counsel satisfactory to Indemnitee. Indemnitee’s consent to such counsel may not be unreasonably withheld.

After notice from the Corporation to Indemnitee of its election to assume the defense, the Corporation will not be liable to Indemnitee under this Article for any legal or other Expenses subsequently incurred by Indemnitee in connection with such defense. However, Indemnitee shall continue to have the right to employ its counsel in such proceeding, at Indemnitee’s expense; and if:

(i)	The employment of counsel by Indemnitee has been authorized by the Corporation;

(ii)	Indemnitee shall have reasonably concluded that there may be a conflict of interest between the Corporation and Indemnitee in the conduct of such defense; or

(iii)	The Corporation shall not in fact have employed counsel to assume the defense of such proceeding, the fees and Expenses of Indemnitee’s counsel shall be at the expense of the Corporation.

The Corporation shall not be entitled to assume the defense of any proceeding brought by or on behalf of the Corporation or as to which Indemnitee shall reasonably have made the conclusion that a conflict of interest may exist between the Corporation and the Indemnitee in the conduct of the defense.

12.5.2 Information to be Submitted and Method of Determination and Authorization of Indemnification. For the purpose of pursuing rights to indemnification under this Article, the Indemnitee shall submit to the Board a sworn statement requesting indemnification and reasonable evidence of all amounts for which such indemnification is requested (together, the sworn statement mid the evidence constitute an “Indemnification Statement”).

Submission of an Indemnification Statement to the Board shall create a presumption that the Indemnitee is entitled to indemnification hereunder, and the Corporation shall, within sixty (60) calendar days thereafter, make the payments requested in the Indemnification Statement to or for the benefit of the Indemnitee, unless: (1) within such sixty (60) calendar day period it shall be determined by the Corporation that the Indemnitee is not entitled to indemnification under this Article; (2) such determination shall be based upon clear and convincing evidence (sufficient to rebut the foregoing presumption); and (3) the Indemnitee shall receive notice in writing of such determination, which notice shall disclose with particularity the evidence upon which the determination is based.

The foregoing determination may be made: (1) by the Board of Directors by majority vote of a quorum of Directors who are not at the time parties to the proceedings; (2) if a quorum cannot be obtained, by majority vote of a committee duly designated by the Board of Directors (in which designation Directors who are parties may participate) consisting solely of two (2) or more Directors not at the time parties to the proceeding; (3) by special legal counsel; or (4) by the shareholders as provided by Section 23B.08.550 of the Act.

Any determination that the Indemnitee is not entitled to indemnification, and any failure to make the payments requested in the Indemnification Statement, shall be subject to judicial review by any court of competent jurisdiction.

12.5.3 Special Procedure Regarding Advance for Expenses. An Indemnitee seeking payment of Expenses in advance of a final disposition of the proceeding must furnish the Corporation, as part of the Indemnification Statement:

(a)	A written affirmation of the Indemnitee’s good faith belief that the Indemnitee has met the standard of conduct required to be eligible for indemnification; and

(b)

A written undertaking, constituting an unlimited general obligation of the Indemnitee, to repay the advance if it is ultimately determined that the Indemnitee did not meet the required standard of conduct.

Upon satisfaction of the foregoing the Indemnitee shall have a contractual right to the payment of such Expenses.

12.5.4 Settlement The Corporation is not liable to indemnify Indemnitee for any amounts paid in settlement of any proceeding without the Corporation’s written consent. The Corporation shall not settle any proceeding in any manner which would impose any penalty or limitation on Indemnitee without Indemnitee’s written consent. Neither the Corporation nor Indemnitee may unreasonably withhold its consent to a proposed settlement.

12.6. Contract and related rights.

12.6.1 Contract Rights. The right of an Indemnitee to indemnification and advancement of Expenses is a contract right upon which the Indemnitee shall be presumed to have relied in determining to serve or to continue to serve in his or her capacity with the Corporation. Such right shall continue as long as the Indemnitee shall be subject to any possible proceeding. Any amendment to or repeal of this Article shall not adversely affect any right or protection of an Indemnitee with respect to any acts or omissions of such Indemnitee occurring prior to such amendment or repeal.

12.6.2 Optional Insurance, Contracts, and Funding. The Corporation may:

(a)

Maintain insurance, at its expense, to protect itself and any Indemnitee against any liability, whether or not the Corporation would have power to indemnify the individual against the same liability under Section 23B.08.5 10 or .520 of the Act;

(b)	Enter into contracts with any Indemnitee in furtherance of this Article and consistent with the Act; and

(c)

Create a trust fund, grant a security interest, or use other means (including without limitation a letter of credit) to ensure the payment of such amounts as may be necessary to effect indemnification as provided in this Article.

12.6.3 Severability. If any provision or application of this Article shall be invalid or unenforceable, the remainder of this Article and its remaining applications shall not be affected thereby, and shall continue in full force and effect.

12.6.4 Right of Indemnitee to Bring Suit. If (1) a claim under this Article for indemnification is not paid in full by the Corporation within sixty (60) days after a written claim has been received by the Corporation; or (2) a claim under this Article for advancement of Expenses is not paid in full by the Corporation within twenty (20) days after a written claim has been received by the Corporation, then the Indemnitee may, but need not, at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim. To the extent successful in whole or in part, the Indemnitee shall be entitled to also be paid the expense (to be proportionately prorated if the Indemnitee is only partially successful) of prosecuting such claim. Neither (1) the failure of the Corporation (including its Board of Directors, its shareholders, or independent legal counsel) to have made a determination prior to the commencement of such proceeding that indemnification or reimbursement or advancement of Expenses to the Indemnitee is proper in the circumstances; nor (2) an actual determination by the Corporation (including its Board of Directors, its shareholders, or independent legal counsel) that the Indemnitee is not entitled to indemnification or to the reimbursement or advancement of Expenses, shall be a defense to the proceeding or create a presumption that the Indemnitee is not so entitled.

12.6.5 Nonexclusivity Rights. The right to indemnification and the payment of Expenses incurred in defending a Proceeding in advance of its final disposition granted in this Article shall not be exclusive of any other right which any Indemnitee may have or hereafter acquire under any statute, provision of this Article or the bylaws, agreement, vote of shareholders or disinterested directors, or otherwise. The Corporation shall have the express right to grant additional indemnity without seeking further approval or satisfaction by the shareholder’s. All applicable indemnity provisions and any applicable law shall be interpreted and applied so as to provide an Indemnitee with the broadest but nonduplicative indemnity to which he or she is entitled.

12.7 Contribution. If the indemnification provided in Section 12.2 of this Article is not available to be paid to Indemnitee for any reason other than those set forth in subparagraphs 12.2(a), 12.2(b), and 12.2(c) of Section 12.2 of this Article (for example, because indemnification is held to be against public policy even though otherwise permitted under Section 12.2) then in respect of any proceeding in which the Corporation is jointly liable with Indemnitee (or would be if joined in such proceeding), the Corporation shall contribute to the amount of loss paid or payable by Indemnitee in such proportion as is appropriate to reflect:

The relative benefits received by the Corporation on the one hand and the Indemnitee on the other hand from the transaction from which such proceeding arose, and

The relative fault of the Corporation on the one hand and the Indemnitee on the other hand in connection with the events which resulted in such loss, as well as any other relevant equitable consideration.

The relative benefits received by and fault of the Corporation on the one hand and the Indemnitee on the other shall be determined by a court of appropriate jurisdiction (which may be the same court in which the proceeding took place) with reference to, among other things, the parties’ relative intent, knowledge, access to information, and opportunity to correct or prevent the circumstances resulting in such loss. The Corporation agrees that it would not be just and equitable if a contribution pursuant to this Article was determined by pro rata allocation or any other method of allocation which does not take account of the foregoing equitable considerations.

12.8.2 Lack of Good Faith. Instituted by Indemnitee to enforce or interpret this Article, if a court of competent jurisdiction determines that each of the material assertions made by Indemnitee in such proceeding was not made in good faith or was frivolous.

12.8.3 Insured Claims. For which any of the Expenses or liabilities for indemnification is being sought have been paid directly to Indemnitee by an insurance carrier under a policy of officers’ and directors’ liability insurance maintained by the Corporation.

12.8.4 Prohibited by Law. If the Corporation is prohibited by the Act or other applicable law as then in effect from paying such indemnification and/or advancement of Expenses.

12.9 Successors and Assigns. All obligations of the Corporation to indemnify any Director or Officer shall be binding upon all successors and assigns of the Corporation (including any transferee of all or substantially all of its assets and any successor by merger or otherwise by operation of law). The Corporation shall not effect any sale of substantially all of its assets, merger, consolidation, or other reorganization, in which it is not the surviving entity, unless the surviving entity agrees in writing to assume all such obligations of the Corporation.

ARTICLE XIII

CORPORATION’S ACQUISITION OF ITS OWN SHARES

The Corporation may purchase, redeem, receive, take or otherwise acquire, own and hold, sell, lend, exchange, transfer or otherwise dispose of, pledge, use and otherwise deal with and in its own shares. As a specific modification of Section 23B.06.310 of the Act, pursuant to the authority in Section 23B.02.020(5)(c) of the Act, to include provisions related to the management of the business and the regulation of the affairs of the Corporation, shares of the Corporation’s stock acquired by it pursuant to this Article shall be considered “Treasury Stock” and so held by the Corporation. The shares so acquired by the Corporation shall not be considered as authorized and unissued but rather as authorized, issued, and held by the Corporation. The shares, so acquired shall not be regarded as cancelled or as a reduction to the authorized capital of the Corporation unless specifically so designated by the Board of Directors in an amendment to these Articles of Incorporation. The provisions of this Article do not alter or effect the status of the Corporation’s acquisition of its shares as a “distribution” by the Corporation as defined in Section 23B.01.400(6) of the Act, nor alter or effect the limitations on distributions by the Corporation as set forth in Section 23B.06.400 of the Act. Any shares so acquired by the Corporation, unless otherwise specifically designated by the Board of Directors, at the time of acquisition, shall be considered on subsequent disposition, as transferred rather than reissued. Nothing in this Article limits or restricts the right of the Corporation to resell or otherwise dispose of any of its shares previously acquired for such consideration and according to such procedures as established by the Board of Directors.

The undersigned has signed these Amended and Restated Articles of Incorporation as of April 20, 2006.

/s/ Clifford H.R. Dupree
Clifford H.R. Dupree
Secretary

ARTICLES OF AMENDMENT

OF THE

ARTICLES OF INCORPORATION

OF

ALLRECIPES.COM, INC.

Under Section 23B.10.080 of the Washington Business Corporation Act

Pursuant to Section 23B.10.080 of the Business Corporation Act of the State of Washington, the undersigned officer of Allrecipes.com, Inc., a Washington corporation (the “Corporation”), does hereby certify the following:

FIRST: The name of the Corporation is Allrecipes.com, Inc.

SECOND: The text of the amendment approved by the Bankruptcy Court is the addition of a new Article XIV to read as follows.

“ARTICLE XIV: The Corporation shall not issue any class of non-voting equity securities unless and solely to the extent permitted by section 1123(a)(6) of the United States Bankruptcy Code (the “Bankruptcy Code”) as in effect on the date of filing these Articles of Amendment with the Secretary of State of the State of Washington; provided, however, that this Article XIV (i) will have no further force and effect beyond that required under section 1123(a)(6) of the Bankruptcy Code; (ii) will have such force and effect, if any, only for so long as section 1123(a)(6) of the Bankruptcy Code is in effect and applicable to the Corporation and (iii) in all events may be amended or eliminated in accordance with applicable law from time to time in effect.”

THIRD: The date of the Bankruptcy Court’s order approving the Articles of Amendment and the title of the reorganization proceeding in which the order was entered is as follows:

The Corporation filed a voluntary petition under chapter 11 of title 11 of the United States Code, as amended with the United States Bankruptcy Court of the Southern District of New York (the “Bankruptcy Court”) on August 24, 2009 (Case No. 09-23529 (RDD)).

FOURTH: That the Bankruptcy Court had jurisdiction of the proceeding under the federal statute,

IN WITNESS WHEREOF, the undersigned affirms as true the foregoing under penalties of perjury, and has executed this Certificate this 19th day of February, 2010.

By:	/s/ Andrea R. Newborn
Name:	Andrea R. Newborn
Title:	Secretary

Entity Name:

ALLRECIPES.COM, INC.

c/o NATIONAL REGISTERED AGENTS INC

1780 BARNES BLVD SW

TUMWATER WA 98512-0410

U.B.1. Number:

601 653 265

CERTIFICATE OF

ADMINISTRATIVE DISSOLUTION

In accordance with the Revised Code of Washington (RCW) the above entity is hereby administratively dissolved as of December 03, 2012.

This action was taken due to the failure of the entity to file an annual list ofofficers/license renewal within the time set forth by law.

A copy of this certificate is on file in this office:

Corporations Division

Office of the Secretary of State

PO Box 40234

Olympia, Washington 98504-0234

(360) 725-0377

Given under my hand and the seal of the State of Washington at Olympia, the State Capital.

/s/ Sam Reed
Sam Reed, Secretary of State

Domestic Corporation

Reinstatement Report

Chapter 238.14.220 RCW

Entity Name: ALLRECIPES.COM, INC. Current Registered Agent/Office Address: NATIONAL REGISTERED AGENTS INC 1780 BARNES BLVD SW TUMWATER WA 98512	UBI Number:601 653 265

☒ EXPEDITE (Add $50.00 to the amount shown below.)

Please submit completed paperwork with the required fee.

For an explanation of fees please refer to the instruction page.

Reinstatement period: 9/1/2012 – 8/31/2013*

Date of incorporation: 8/25/1995

Date of dissolution: 12/3/2012

Delinquent license fees:	$69.00
Reinstatement fee:	$140.00
Annual renewal fee for:	—

TOTAL FEES DUE:	$209.00

If the last date of the reinstatement period* shown above has passed, please call 360-725-0377 as new forms and fees will be required. 1/3/13 RJF

SECTION 1: New registered agent information

(Required if changing registered agent or registered agent address(es))

Name: CT Corporation System

Physical Street Address (required) 505 Union Ave. SE

City Olympia	WA Zip Code 98501

Mailing or Postal Address (optional):

City	WA Zip Code

CONSENT TO SERVE AS REGISTERED AGENT (If new agent):

I consent to serve as Registered Agent in the State of Washington for the above named corporation. I understand it will be my responsibility to accept Service of Process on behalf of the corporation; to forward mail to the corporation; and to immediately notify the Office of the Secretary of State if I resign or change the Registered Office Address.

James Halpin
X /s/ James Halpin	Assistant Secretary	1/3/12
Signature of NEW registered Agent	Printed Name	Date

Domestic Profit Corporation- Reinstatement	Washington Secretary of State	Revised 10/10

Sections 2 – 4 are required in order to complete your filing.

Address: 413 Pine Street, Suite 500

City    Seattle, WA                                                                              WA     Zip Code     98101

SECTION 3: Nature of Business

Briefly describe the business the Corporation is conducting in the State of Washington:

Development and marketing of computer websites.

SECTION 4: List Names and Addresses of Officers and Directors:

(attach additional list if needed)

President: Joseph H. Ceryanec (and Director)

Address: 1716 Locust St.

City Des Moines	State IA	Zip Code 50309

Vice President: Steven Cappaert

Address: 1716 Locust St.

City Des Moines	State IA	Zip Code 50309

Secretary: Norbert W. Kant

Address: 1716 Locust St.

City Des Moines	State IA	Zip Code 50309

Treasurer: Mike Riggs

Address: 1716 Locust St.

City Des Moines	State IA	Zip Code 50309

Directors: Stephen M. Lacy

Address: 1716 Locust St.

City Des Moines	State IA	Zip Code 50309

Director: John S. Lieser

Address: 1716 Locust St.

City Des Moines	State IA	Zip Code 50309

Domestic Profit Corporation- Reinstatement	Washington Secretary of State	Revised 10/10

Sections 5 - 6 are required in order to complete your filing.

SECTION 5: Controlling Interest Transfer

Ownership of real property

•	Does the company own land, buildings, or other real property in Washington? ☐ Yes OR ☑ No

Controlling Interest Transfer

A Controlling Interest Transfer is when 50% or more of the ownership in an entity changes hands as defined under RCW 82.45.010(2).

•	Has there been a transfer of stock, other financial interest change, or an option agreement exercised during the last 12 months that resulted in a transfer of controlling interest? ☑ Yes OR ☐ No

•

Has an option agreement been executed in the last 12 months allowing for the future purchase or acquisition of the entity, that, if exercised would result in a transfer of controlling interest? ☐ Yes OR ☑ No.

If the company owns land, buildings, or other real estate in Washington State, you must contact the Washington State Department of Revenue to report a transfer of Controlling Interest. Failure to report the transfer is subject to the penalty of RCW 82.45.220

For more information please call the Dept. of Revenue at (380) 570-3265 and choose option 1, or visit their website at www.dor.wa.gov.

SECTION 6: Signature

•	I certify that the grounds for dissolution either did not exist or have been eliminated and that the corporation’s name satisfies the requirements of RCW 23B.14.220.

This document is hereby executed under penalties of perjury, and is, to the best of my knowledge, true and correct

X /s/ Norbert W. Kant	Norbert W. Kant,	1/23/13	(515) 284-2254
Signature of Officer or Chair Bd of Directors	Printed Name and Title Secretary	Date	Phone Number

•	THE DOMESTIC CORPORATION REINSTATEMENT APPLICATION AND APPLICABLE FEES MUST BE DELIVERED (MAILED) TO:

•	Corporations Division
•	Office of the Secretary of State
•	801 Capitol Way South
•	PO BOX 40234
•	Olympia, WA 98504-0234

•	THE REINSTATEMENT FEE IS $140.00 PLUS ALL DELINQUENT LICENSE OR ANNUAL REPORT.

•	EXPEDITED SERVICES ARE AVAILABLE FOR AN ADDITIONAL $50.00. PLEASE WRITE “EXPEDITE” ON YOUR COVER LETTER OR ON THE OUTSIDE OF YOUR ENVELOPE.

•	THE REINSTATEMENT DOCUMENTS MUST BE FILED WITHIN FIVE (5) YEARS OF THE EFFECTIVE DATE OF THE ADMINISTRATIVE DISSOLUTION.

Domestic Profit Corporation- Reinstatement	Washington Secretary of State	Revised 10/10